UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 16, 2022

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2022, the Compensation and People Committee of the Board of Directors (the “Committee”) of Palo Alto Networks, Inc. (the “Company”) adopted a Continued Service Policy (the “Policy”), which will be administered by the Committee or the Company’s Board of Directors (the “Administrator”). The Committee adopted this discretionary policy as an additional tool to serve several critical interests when circumstances warrant. These interests include maintaining distinctive executive ability; providing continuity of expertise in servicing our customers; minimizing the business disruption that can follow executive attrition; and solidifying succession planning.

The Policy is summarized as follows. Employees holding the title of Senior Vice President or higher (“Eligible Employees”) are eligible for continued vesting of equity awards if the Eligible Employee (i) voluntarily resigns from full-time employment; (ii) has attained the age of 55 years and has been continuously employed by the Company as a full-time employee for at least five years as of the date of such resignation or has been continuously employed by the Company as a full-time employee for at least 10 years as of the date of such resignation or transition; and (iii) maintains a continued service relationship with the Company, including by transitioning employment to an advisory role, whether as employee or independent contractor. Eligible Employees are not guaranteed benefits under the Policy. Each award of benefits under the Policy will be individually assessed and determined by the Administrator, including the determination of which equity awards that will be subject to continued vesting and the term and conditions related thereto. Eligible Employees will enter into a continued service agreement with the Company in a form approved by the Administrator.

On February 18, 2022, the Company entered into an Addendum to Employment Offer Letter with each of Mr. Dipak Golechha, the Company’s Chief Financial Officer, and Mr. William “BJ” Jenkins, the Company’s President. Pursuant to the terms of each of the addenda, in the event that there is a “change in control” of the Company, and we, or our successor, terminates the executive’s employment other than for “cause” or the executive terminates his employment for “good reason”, within 12 months following the “change in control” (provided that he executes an appropriate release and waiver of claims), the executive will be entitled to receive (i) a lump sum payment equal to his then-current annual base salary; (ii) 100% of his target incentive compensation for that fiscal year; (iii) reimbursement of 12 months of COBRA premiums; and (iv) accelerated vesting of any then outstanding unvested time-based equity awards, equal to the number of shares that would vest by the 12 month anniversary of his last date of employment.

The foregoing descriptions of the Policy and addenda are not complete and are qualified in their entirety by reference to the Policy and addenda, copies of which the Company intends to file as an exhibit to a subsequent periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Dipak Golechha
Dipak Golechha
Chief Financial Officer

Date: February 23, 2022